EXHIBIT 23(c)

CONSENT OF JAMES M. HARMON & CO., LTD.

The Board of Directors
First Southeast Banking Corp.:

We consent to use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement-Prospectus.


/s/ James M. Harmon

James M. Harmon & Co., Ltd.

Kenosha, Wisconsin
May 18, 1994